Exhibit 99.2
BeiGene Announces Plans to Build New Manufacturing and Clinical R&D Center at Princeton West Innovation Park in Hopewell, New Jersey
Company expects to recruit hundreds of new hires in the area to support clinical research, development, regulatory, pharmacovigilance, and manufacturing
HOPEWELL, NJ and CAMBRIDGE, MA, August 3, 2021 – BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), a global biotechnology company focused on developing and commercializing innovative cancer medicines worldwide, announced today its plans to build a new campus for R&D and manufacturing at the Princeton West Innovation Campus in Hopewell, NJ. BeiGene has entered into a purchase agreement to acquire an approximately 42-acre site with over one million square feet of developable real estate, to build a state-of-the-art facility that is expected to include commercial-stage biologic pharmaceutical manufacturing, clinical R&D, and the BeiGene Center for Pharmacovigilance Innovation. BeiGene intends to recruit hundreds of new hires from the area’s deep talent pool to support its continued growth and its commitment to producing life-saving oncology medicines.
After an extensive nationwide search, BeiGene chose to build its new manufacturing and clinical R&D center in Hopewell, NJ, given its central location and proximity to deep and rich pharmaceutical research, development, and manufacturing talent and the expansion potential of a 42-acre parcel that is planned to support BeiGene’s strategy to expand its footprint in this region. Development of the planned campus is subject to closing of the purchase agreement and approval of the development plan, with construction expected to be completed in mid-2023. In the interim, BeiGene plans to rent space nearby and begin to hire immediately.
“We are proud to be building our campus in New Jersey, and we’re grateful for the warm welcome BeiGene has received across the state,” said John V. Oyler, Co-Founder, Chairman and CEO of BeiGene. "With a global team of over 6,900 and growing, including our existing presence in Ridgefield Park, NJ, BeiGene’s expansion into the Princeton area furthers our commitment of translating groundbreaking science into quality, innovative cancer therapies. We are excited to connect more with the deep talent pool in the region as we plan to diversify and further expand.”
“BeiGene continues to grow and as a key part of that growth we are making a significant investment in the United States that will expand our current capabilities. This endeavor, once complete, will further expand and diversify our global supply chain and build new manufacturing capabilities for our world-class pipeline,” said Michael Garvey, Global Head of Technical Operations at BeiGene. “We are excited to begin the planned construction of our buildings to house colleagues in a variety of disciplines as well as the manufacturing portion of the campus, which is expected to initially produce biologics and potentially small molecule cancer treatments.”
“BeiGene’s focus on developing innovative cancer medicines – manufactured right here in New Jersey – is exactly the type of investment we’ve worked hard to attract. Every day that clinical development accelerates is a day closer to eradicating cancer. We hope that BeiGene and its new manufacturing and R&D campus in Hopewell will help bring that day closer to reality,” said New Jersey Governor Phil Murphy.
“The Hopewell community welcomes BeiGene, and we look forward to working with the company and its leadership team to make this campus a success. Hopewell is no stranger to working collaboratively with the biotech industry to further the development of life-changing medicines. We’re proud that our town will play host to a state-of-the-art manufacturing and clinical R&D center to help bring cancer medicines to patients across the globe,” said Hopewell Township Mayor Julie Blake.
BeiGene has entered into a purchase and sale agreement to acquire the Hopewell property from Lincoln Equities Group. Closing is expected in the third quarter of 2021, subject to completion of due diligence and satisfaction of customary closing conditions. The development plan for the site is also subject to approval by the Hopewell Township Planning Board.
BeiGene Oncology
BeiGene is committed to advancing hematology, immuno-oncology and targeted therapies in order to bring impactful and affordable medicines to patients across the globe. We have a growing R&D team of approximately 2,300 colleagues dedicated to advancing more than 90 clinical trials involving more than 13,000 patients and healthy subjects. Our expansive portfolio is directed by a predominantly internalized clinical development team supporting trials in more than 40 countries or regions. We currently market three medicines discovered and developed in our labs: BTK inhibitor BRUKINSA in the United States, China, Canada, and additional international markets; and non-FC-gamma receptor binding anti-PD-1 antibody tislelizumab and PARP inhibitor pamiparib in China. BeiGene has a high quality, innovative science and medicine organization and is a leader in China with a large oncology focused commercial team.

Exhibit 99.2
BeiGene also partners with innovative companies who share our goal of developing therapies to address global health needs. We commercialize a range of oncology medicines in China licensed from Amgen and Bristol Myers Squibb. We also plan to address greater areas of unmet need globally through our collaborations including with Amgen, Bio-Thera, EUSA Pharma, Mirati Therapeutics, Seagen, and Zymeworks. BeiGene has also entered into a collaboration with Novartis granting Novartis rights to develop, manufacture, and commercialize tislelizumab in North America, Europe, and Japan.
BeiGene Manufacturing
BeiGene has committed to building significant technical operations and independent production capabilities for small molecule medicines and large molecule biologics to support the global demand for both commercial and clinical supply. We currently have plants in Suzhou and Guangzhou, China for small molecule medicines and large molecule biologics, respectively. Both state-of-the art plants have been designed to operate in compliance with Good Manufacturing Practice (GMP) standards adopted by the U.S. Food & Drug Administration (FDA), the China National Medical Products Administration (NMPA), and the European Medicines Agency (EMA).
About BeiGene
BeiGene is a global, science-driven biotechnology company focused on developing innovative and affordable medicines to improve treatment outcomes and access for billions more people worldwide. With a broad portfolio of eight approved medicines (three developed internally), and more than 40 clinical candidates, we are expediting development of our diverse pipeline of novel therapeutics through our own capabilities and collaborations. We are committed to radically improving access to medicines for two billion more people by 2030. BeiGene has a growing global team of over 6,900 colleagues across five continents. To learn more about BeiGene, please visit www.beigene.com and follow us on Twitter at @BeiGeneGlobal.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding BeiGene’s plans and expectations to establish a new manufacturing and R&D center in New Jersey and to manufacture commercial-stage products at the site, BeiGene’s plans to rent space in the area and begin hiring immediately, the approval of the development plan and satisfaction of closing conditions, the expected timing for the closing of the acquisition of the site and the completion of construction, BeiGene’s anticipated investment in and recruiting of new hires for the new manufacturing and R&D center, and BeiGene’s plans, commitments, aspirations and goals under the headings “BeiGene Oncology”, “BeiGene Manufacturing” and “About BeiGene”. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates; the impact of the COVID-19 pandemic on the Company’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.

Investor Contact	Media Contact
Gabrielle Zhou	Liza Heapes or Vivian Ni
+86 10-5895-8058	+1 857-302-5663 or + 1 857-302-7596
ir@beigene.com	media@beigene.com